                                                                      Exhibit 23




                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement; (Nos. 333-73446 and 333-73446-01) of EQCC Receivables Corp. and EQCC Asset Backed Corp. (the "Registants"), and in the Prospectus Supplement of the Registrants (the "Prospectus Supplement"), via the Form 8-K of the Registrants dated December 12, 2001 of our report dated January 22, 2001 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 28, 2001, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                                   /s/ KPMG LLP

New York, New York
December 12, 2001